UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2010

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(888) 887-4449

(Registrant's telephone number, including area code)

Universal Holdings, Inc.
PO Box 8851, Rocky Mount, NC 27804
(252) 407-7782
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The Company recently agreed with a lender to finance 100% of the repurchase of the Wilke field properties previously purchased by the Company and returned to the seller.  The purchase price is $4,500,000 cash.  The loan bears annual interest of 15% and will mature in 24 months.  The lender will receive all of the net revenue generated by the properties to service the loan.  The lender will also receive 1,000,000 shares of the Company's common stock.  The lender shall have the right to cause the sale of the properties and use the proceeds to repay the loan at any time after October 29, 2010 if the Company has not completed a private equity raise by that date sufficient to repay the loan in full on or before December 1, 2010.  The definitive documentation for the loan is in the process of being completed.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired

     Not applicable.

(b)	Pro Forma financial information

     Not applicable.

(c)	Shell company transactions

     Not applicable.

(d)	Exhibits

     Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: February 5, 2010	By:	/s/ Jeffrey A. Beunier
Jeffrey A. Beunier
Chief Executive Officer